SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 31, 2012

Body Central Corp.

 (Exact name of registrant as specified in its charter)

Delaware	001-34906	14-1972231
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6225 Powers Avenue
Jacksonville, FL	32217
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:  (904)- 737-0811

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on August 17, 2012, Body Central Corp. (the “Company”) announced that B. Allen Weinstein, its President and Chief Executive Officer advised the Company’s Board of Directors that he is retiring, and, therefore, he resigned as Chief Executive Officer of the Company effective August 16, 2012. Mr. Weinstein also resigned from the Board of Directors and from all other positions with the Company and its subsidiaries effective August 16, 2012.

Mr. Weinstein has entered into a separation agreement with the Company (the “Separation Agreement”), pursuant to which Mr. Weinstein shall continue to receive his base salary of $600,000 per annum for a period of 13 months following his separation from the Company in exchange for his release of all employment-related claims against the Company.  The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed herewith as Exhibit 10.1.

Item 9.01 - Exhibits

(d) Exhibits

Exhibit 10.1                              Separation Agreement dated as of August 16, 2012 between Body Central Corp. and B. Allen Weinstein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY CENTRAL CORP.
(registrant)

August 31, 2012	By:	/s/ Julia B. Davis
Julia B. Davis
Secretary and General Counsel